UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 13, 2004

YELLOW ROADWAY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-12255	48-0948788
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10990 Roe Avenue, Overland Park, Kansas	66211
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (913) 696-6100

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)	Financial statements of businesses acquired.

Not applicable

(b)	Pro forma financial information.

Not applicable

(c)	Exhibits.

99.1 Press Release dated August 13, 2004.

Item 9. Regulation FD Disclosure

On August 13, 2004, Yellow Roadway Corporation announced that Bill Zollars, Chairman, President and CEO of Yellow Roadway Corporation, adopted a stock trading plan in accordance with Rule 10b5-1 of the Securities Act of 1934. The public announcement was made by means of a press release, the text of which is set forth in Exhibit 99.1 hereto.

Information in this Current Report that is being furnished pursuant to Item 9 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information furnished pursuant to Item 9 in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in Item 9 of this Current Report is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information Item 9 of this Current Report contains is material investor information that is not otherwise publicly available.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YELLOW ROADWAY CORPORATION
(Registrant)

Date: August 16, 2004	By:	/s/ Stephen L. Bruffett
Stephen L. Bruffett
Senior Vice President,
Corporate Development
and Investor Relations